                                                                    Exhibit 15.1


[PwC Letterhead]


January 8, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated November 11, 2002 on our review of interim financial information of Education Lending Group, Inc. (the "Company") as of and for the period ended September 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is included in its amended Registration Statement dated January 8, 2003.


Very truly yours,


/s/ PricewaterhouseCoopers LLP